Calculation of Filing Fee Tables
S-8
Instil Bio, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.000001 per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	457(a)	339,098	$ 8.38	$ 2,841,641.24	0.0001381	$ 392.43
Total Offering Amounts:						$ 2,841,641.24		$ 392.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 392.43
Offering Note
[1]	The amount registered represents shares of common stock of Instil Bio, Inc. (the "Registrant") that were added to the shares reserved for future issuance under the Registrant's 2021 Equity Incentive Plan (the "2021 EIP") on January 1, 2026 pursuant to a provision contained in the 2021 EIP pursuant to which the number of shares reserved for issuance under the 2021 EIP will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of the Registrant's common stock outstanding on December 31 of the preceding year; provided, however, that the Registrant's board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2021 EIP by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock. The proposed maximum offering price per unit is estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock as reported in the consolidated reporting system of The Nasdaq Capital Market on March 24, 2026, which was $8.38.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources